UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 10, 2009
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	001-32974	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1701 East “E” Street
PO Box 50850
Casper, Wyoming, USA		85605
(Address of principal executive offices)		(Zip Code)

(307) 265-8900
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01 Other Events

Results of Annual General Meeting of Shareholders

On June 10, 2009, Uranerz Energy Corporation held its annual general meeting of shareholders at the Hilton Garden Inn, 1150 N. Poplar Street, Casper, Wyoming 82601 at 9:30 a.m. local time. Shareholders representing 36,503,865 shares or 65.8% of the shares authorized to vote (55,452,387) were present in person or by proxy, representing a quorum for the purposes of the annual meeting. The shareholders approved the following:

Proposal #1 – Election of Directors	Voted For		Withheld

The election of the Nominees to the Company’s Board to serve until the Company’s 2008 Annual Meeting of Shareholders or until successors are duly elected and qualified:

Glenn Catchpole	36,169,575		334,290
Dennis Higgs	36,204,015		299,850
Gerhard Kirchner	36,208,414		295,451
George Hartman	36,226,459		277,406
Peter Bell	35,980,701		523,164
Paul Saxton	35,975,402		528,463
Arnold J. Dyck	35,902,809		601,056
Richard Holmes	36,264,708		239,157
Proposal #2	For	Against	Abstain
To ratify the Company’s Amended Articles of Incorporation	33,865,280	2,528,761	109,824
Proposal #3	For	Against	Abstain
To ratify the Company’s Amended 2005 Nonqualified Stock Option Plan	25,515,967	1,237,977	138,832
Proposal #5	For	Against	Abstain
To ratify the appointment of the Company’s Independent Registered Public Accounting Firm for the 2009 fiscal year	36,348,923	78,636	76,306

Proxies were solicited under the proxy statement filed with the Securities and Exchange Commission on April 30, 2009. Each nominee for director was elected, and the Shareholders approved each proposal.

SIGNATURES

     In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: June 16, 2009	By:	/s/ “Ben Leboe”
Ben Leboe
Chief Financial Officer and Secretary